Exhibit 99.1

Mister Car Wash Announces Second Quarter 2024 Financial Results

Net revenues increased 8%

Comparable-store sales increased 2.4%

Unlimited Wash Club® (“UWC”) memberships increased 3% year-over-year

Opened nine new greenfield locations

Reiterating previously provided Fiscal 2024 outlook figures

Tucson, Ariz., July 31, 2024 – Mister Car Wash, Inc. (the “Company”) (NYSE: MCW), the nation’s largest car wash brand, today announced its financial results for the quarter ended June 30, 2024.

“We delivered record revenue and adjusted EBITDA in the second quarter. Our subscription business continued to prove its resilience, and the strength of our new Titanium offering drove a healthy increase in revenue per member,” said John Lai, Chairman and CEO of Mister Car Wash. “This combined with great expense management and further optimization of our operations, while remaining committed to investing in our facilities and people, resulted in a 20% increase in adjusted EBITDA to $88.7 million for the quarter.”

Second Quarter 2024 Highlights:

•
Net revenues increased 8% to $255.0 million, up from $236.9 million in the second quarter of 2023.
•
Comparable-store sales increased 2.4% during the quarter.
•
UWC sales represented 72% of total wash sales compared to 69% in the second quarter of 2023. The Company added approximately 15 thousand net new UWC members in the second quarter and had approximately 2.1 million members as of June 30, 2024.
•
The Company opened nine new greenfield locations, bringing the total number of car wash locations operated to 491 as of June 30, 2024, compared to 449 car wash locations as of June 30, 2023, an increase of 9%.
•
Net income and net income per diluted share were $22.1 million and $0.07, respectively.
•
Adjusted net income(1) and adjusted net income per diluted share(1) were $36.8 million and $0.11, respectively.
•
Adjusted EBITDA(1) increased 20% to $88.7 million from $73.9 million in the second quarter of 2023.

Six Month 2024 Highlights:

•
Net revenues increased 7% to $494.2 million, up from $462.9 million in 2023.
•
Comparable-store sales increased 1.6%.
•
The Company added approximately 61 thousand UWC members and UWC membership increased 3% on a year-over-year basis.
•
The Company opened 15 new greenfield locations.
•
Net income and net income per diluted share were $38.7 million and $0.12, respectively.
•
Adjusted net income(1) and adjusted net income per diluted share(1) were $63.4 million and $0.19, respectively.
•
Adjusted EBITDA(1) increased 13% to $163.9 million from $144.8 million in 2023.

(1) Adjusted net income, adjusted EBITDA and adjusted net income per diluted share are non-GAAP financial measures. See Use of Non-GAAP Financial Measures and GAAP to Non-GAAP Reconciliations disclosures included below in this press release.

Store Count

	Three Months Ended June 30,		Six Months Ended June 30, 2024
	2024	2023
Beginning location count	482	439	476
Locations acquired	-	1	-
Greenfield locations opened	9	9	15
Ending location count	491	449	491

Balance Sheet and Cash Flow Highlights

•
As of June 30, 2024, cash and cash equivalents totaled $3.6 million, and there were $8.0 million of borrowings under the Company's Revolving Commitment, compared to cash and cash equivalents of $19 million and no borrowings under the Company’s Revolving Commitment as of December 31, 2023.
•
Net cash provided by operating activities totaled $118.9 million during the first six months of 2024, compared to $117.1 million in the first six months of 2023.

Sale-Leasebacks and Rent Expense

•
In the second quarter of 2024, the Company completed three sale-leaseback transactions involving three car wash locations for aggregate consideration of $13.8 million.
•
With 439 car wash leases at the end of the second quarter versus 408 leases at the end of the second quarter 2023, rent expense, net increased 9% to $27.1 million, compared to the second quarter of 2023.

Fiscal 2024 Outlook

The Company reiterates the guidance previously provided for the fiscal year ending December 31, 2024:

2024 Outlook
Net revenues	$988 to $1,016 million
Comparable-store sales growth %	0.5% to 2.5%
Adjusted net income	$99 to $111 million
Adjusted EBITDA	$291.5 to $308 million
Adjusted net income per diluted share	$0.30 to $0.34
Interest expense, net	$81 million
Rent expense, net	Approx. $111 million
Weighted average common shares outstanding, diluted, full year	330 million
New greenfield locations	Approx. 40
Capital expenditures(1)	$364 to $405 million
Sale leasebacks	$135 to $150 million

(1)
Total capital expenditures for the fiscal year ending December 31, 2024 are expected to consist of approximately $314 million to $350 million of new store growth capital expenditures and $50 million to $55 million of other capital expenditures related to store-level maintenance, productivity improvements and the integration of acquired locations.

Conference Call Details

A conference call to discuss the Company’s financial results for the second quarter of fiscal 2024 and to provide a business update is scheduled for today, July 31, 2024, at 4:30 p.m. Eastern Time. Investors and analysts interested in participating in the call are invited to dial 855-209-8213 (international callers please dial 1-412-542-4146) approximately 10 minutes prior to the start of the call. A live audio webcast of the conference call will be available online at https://ir.mistercarwash.com/.

A recorded replay of the conference call will be available within approximately three hours of the conclusion of the call and can be accessed online at https://ir.mistercarwash.com/ for 90 days.

About Mister Car Wash® | Inspiring People to Shine®

Headquartered in Tucson, Arizona, Mister Car Wash, Inc. (NYSE: MCW) operates over 475 locations and has North America's largest car wash subscription program. With a passionate team of professionals, advanced technology, and a commitment to exceptional customer experiences, Mister Car Wash is dedicated to providing a clean, shiny, and dry vehicle every time. The Mister brand is deeply rooted in delivering quality service, fostering friendliness, and demonstrating a genuine commitment to the communities it serves while prioritizing responsible environmental practices and resource management. To learn more visit www.mistercarwash.com.

Use of Non-GAAP Financial Measures

This press release includes references to non-GAAP financial measures, including adjusted EBITDA, adjusted net income, and adjusted net income per diluted share (the “Company’s Non-GAAP Financial Measures”). These non-GAAP financial measures are not based on any comprehensive set of accounting rules or principles and should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and may be different from similarly titled non-GAAP financial measures used by other companies. In addition, the Company’s Non-GAAP Financial Measures should be read in conjunction with the Company’s financial statements prepared in accordance with GAAP. The reconciliations of the Company’s Non-GAAP Financial Measures to the corresponding GAAP measures should be carefully evaluated.

The Company’s Non-GAAP Financial Measures are non-GAAP measures of the Company’s operating performance and should not be considered as an alternative to net income as a measure of financial performance or any other performance measure derived in accordance with U.S. GAAP and should not be construed as an inference that the Company’s future results will be unaffected by unusual or nonrecurring items. Adjusted EBITDA is defined as net income before interest expense, net, income tax provision, depreciation and amortization expense, (gain) loss on sale of assets, net, stock-based compensation expense and related taxes, acquisition expenses, non-cash rent expense, loss on extinguishment of debt, and other nonrecurring charges. Adjusted net income is defined as net income before (gain) loss on sale of assets, net, stock-based compensation expense, acquisition expenses, non-cash rent expense, loss on extinguishment of debt, other nonrecurring charges, income tax impact of stock award exercises and the tax impact of adjustments to net income. Adjusted net income per share is defined as basic net income per share before (gain) loss on sale of assets, net, stock-based compensation expense and related taxes, acquisition expenses, non-cash rent expense, loss on extinguishment of debt, other nonrecurring charges, income tax impact of stock award exercises and the tax impact of adjustments to basic net income per share. Adjusted net income per diluted share is defined as diluted net income per share before (gain) loss on sale of assets, net, stock-based compensation expense, acquisition expenses, non-cash rent expense, loss on extinguishment of debt, other nonrecurring charges, income tax impact of stock award exercises and the tax impact of adjustments to basic net income per share.

Management believes the Company’s Non-GAAP Financial Measures assist investors and analysts in comparing the Company’s operating performance across reporting periods on a consistent basis by excluding items that management does not believe are indicative of the Company’s ongoing operating performance. Investors are encouraged to evaluate these adjustments and the reasons the Company considers them appropriate for supplemental analysis. In evaluating the Company’s Non-GAAP Financial Measures, investors should be aware that in the future the Company may incur expenses that are the same as or similar to some of the adjustments in the Company’s presentation of the Company’s Non-GAAP Financial Measures. There can be no assurance that the Company will not modify the presentation of the Company’s Non-GAAP Financial Measures in future periods, and any such modification may be material.

Management believes that the Company’s Non-GAAP Financial Measures are helpful in highlighting trends in the Company’s core operating performance compared to other measures, which can differ significantly depending on long-term strategic decisions regarding capital structure, the tax jurisdictions in which the Company operates, and capital investments. Management also uses adjusted EBITDA in connection with establishing discretionary annual incentive compensation; to supplement U.S. GAAP measures of performance in the evaluation of the effectiveness of the Company’s business strategies; to make budgeting decisions, and because the Company’s credit facilities use measures similar to adjusted EBITDA to measure the Company’s compliance with certain covenants.

The Company’s Non-GAAP Financial Measures have limitations as analytical tools, and investors should not consider these measures in isolation or as substitutes for analysis of the Company’s results as reported under U.S. GAAP. Some of these limitations include, for example, adjusted EBITDA does not reflect: the Company’s cash expenditure or future requirements for capital expenditures or contractual commitments; the Company’s cash requirements for the Company’s working capital needs; the interest expense and the cash requirements necessary to service interest or principal payments on the Company’s debt, cash requirements for replacement of assets that are being depreciated and amortized, and the impact of certain cash charges or cash receipts resulting from matters management does not find indicative of the Company’s ongoing operations.

The Company is not providing a reconciliation of the fiscal 2024 outlook for adjusted EBITDA, adjusted net income, and adjusted net income per diluted share because we are unable to predict with reasonable certainty the reconciling items that may affect the most directly comparable GAAP financial measures without unreasonable efforts. The amounts that are necessary for such reconciliations, including acquisition expenses, other expenses, and the other adjustments reflected, are uncertain, depend on various factors, and could significantly impact, either individually or in the aggregate, the GAAP measures.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. All statements contained in this press release other than statements of historical fact, including, without limitation, statements regarding Mister Car Wash’s expansion efforts and expected growth and financial and operational results for fiscal 2024 are forward-looking statements. Words including “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “seek,” or “should,” or the negative thereof or other variations thereon or comparable terminology are intended to identify forward-looking statements, though not all forward-looking statements use these words or expressions. In addition, any statements or information that refer to expectations, beliefs, plans, projections, objectives, performance or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking.

These forward-looking statements are based on management’s current expectations and beliefs. These statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause the Company’s actual results, performance or achievements to be materially different from those expressed or implied by the forward-looking statements, including, but not limited to: our inability to attract new customers, retain existing customers and maintain or grow the number of UWC members, which could adversely affect our business, financial condition and results of operations and rate of growth; our failure to acquire, or open and operate new locations in a timely and cost-effective manner, and enter into new markets or leverage new technologies, may materially and adversely affect our competitive advantage or financial performance; our inability to successfully implement our growth strategies on a timely basis or at all; we are subject to a number of risks and regulations related to credit card and debit card payments we accept; an overall decline in the health of the economy and other factors impacting consumer spending, such as natural disasters and fluctuations in inflation, may affect consumer purchases, reduce demand for our services and materially and adversely affect our business, results of operations and financial condition; inflation, supply chain disruption and other increased operating costs could materially and adversely affect our results of operations; our locations may experience difficulty hiring and retaining qualified personnel, resulting in higher labor costs; we lease or sublease the land and buildings where a number of our locations are situated, which could expose us to possible liabilities and losses; our indebtedness could adversely affect our financial health and competitive position; our business is subject to various laws and regulations and changes in such laws and regulations, or failure to comply with existing or future laws and regulations, may result in litigation, investigation or claims by third parties or employees that could adversely affect our business; our locations are subject to certain environmental laws and regulations; we are subject to data security and privacy risks that could negatively impact our results of operations or reputation; we may be unable to adequately protect, and we may incur significant costs in enforcing or defending, our intellectual property and other proprietary rights; stockholders’ ability to influence corporate matters may be limited because a small number of stockholders beneficially own a substantial amount of our common stock and continue to have substantial control over us; our stock price may be volatile or may decline regardless of our operating performance, resulting in substantial losses for investors purchasing shares of our common stock; and the other important factors discussed under the caption “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, as such factors may be updated from time to time in its other filings with the SEC accessible on the SEC’s website at www.sec.gov and the Investors Relations section of the Company’s website at www.mistercarwash.com.

Any forward-looking statement that the Company makes in this press release speaks only as of the date hereof. Except as required by law, the Company does not undertake any obligation to update or revise, or to publicly announce any update or revision to, any of the forward-looking statements, whether as a result of new information, future events or otherwise.

Contacts

Investors

John Rouleau

ICR

IR@mistercarwash.com

Media

media@mistercarwash.com

Condensed Consolidated Statements of Operations

(Amounts in thousands, except share and per share data)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Net revenues	$255,043	$236,894	$494,226	$462,854
Cost of labor and chemicals	72,691	70,824	144,349	137,616
Other store operating expenses	99,543	90,337	196,346	179,803
General and administrative	24,912	27,829	54,622	52,012
(Gain) loss on sale of assets, net	2,897	(4,728)	1,364	(4,791)
Total costs and expenses	200,043	184,262	396,681	364,640
Operating income	55,000	52,632	97,545	98,214

Other (income) expense:
Interest expense, net	20,254	18,295	40,278	36,043
Loss on extinguishment of debt	-	-	1,882	-
Other income	-	-	(5,189)	-
Total other expense, net	20,254	18,295	36,971	36,043
Income before taxes	34,746	34,337	60,574	62,171
Income tax provision	12,655	7,205	21,846	13,903
Net income	$22,091	$27,132	$38,728	$48,268

Net income per share:
Basic	$0.07	$0.09	$0.12	$0.16
Diluted	$0.07	$0.08	$0.12	$0.15
Weighted-average common shares outstanding:
Basic	319,415,156	309,314,858	317,626,972	308,308,972
Diluted	328,325,135	328,283,353	329,168,640	327,951,399

Condensed Consolidated Balance Sheets

(Amounts in thousands, except share and per share data)

(Unaudited)

	As of
(Amounts in thousands, except share and per share data)	June 30, 2024	December 31, 2023
Assets
Current assets:
Cash and cash equivalents	$3,609	$19,047
Accounts receivable, net	8,525	6,304
Other receivables	19,443	14,714
Inventory, net	5,859	8,952
Prepaid expenses and other current assets	13,220	11,877
Total current assets	50,656	60,894

Property and equipment, net	816,429	725,121
Operating lease right of use assets, net	844,564	833,547
Other intangible assets, net	114,385	117,667
Goodwill	1,134,734	1,134,734
Other assets	12,378	9,573
Total assets	$2,973,146	$2,881,536

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$40,103	$33,641
Accrued payroll and related expenses	21,105	19,771
Other accrued expenses	27,858	38,738
Current maturities of long-term debt	9,250	–
Current maturities of operating lease liability	46,091	43,979
Current maturities of finance lease liability	787	746
Deferred revenue	34,756	32,686
Total current liabilities	179,950	169,561

Long-term portion of debt, net	919,224	897,424
Operating lease liability	814,905	809,409
Financing lease liability	13,630	14,033
Deferred tax liability	91,560	71,657
Other long-term liabilities	4,477	4,417
Total liabilities	2,023,746	1,966,501

Stockholders’ equity:
Common stock, $0.01 par value, 1,000,000,000 shares authorized, 321,395,188 and 315,192,401 shares outstanding as of June 30, 2024 and December 31, 2023, respectively	3,220	3,157
Additional paid-in capital	812,845	817,271
Retained earnings	133,335	94,607
Total stockholders’ equity	949,400	915,035
Total liabilities and stockholders’ equity	$2,973,146	$2,881,536

Condensed Consolidated Statements of Cash Flows

(Amounts in thousands)

(Unaudited)

	Six Months Ended June 30,
	2024	2023
Cash flows from operating activities:
Net income	$38,728	$48,268
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	39,856	33,819
Stock-based compensation expense	12,152	11,354
(Gain) loss on sale of assets, net	1,364	(4,791)
Loss on extinguishment of debt	1,882	-
Amortization of debt issuance costs	713	842
Non-cash lease expense	24,037	21,838
Deferred income tax	19,903	11,058
Changes in assets and liabilities:
Accounts receivable, net	(2,222)	1,145
Other receivables	(5,846)	(2,219)
Inventory, net	3,093	905
Prepaid expenses and other current assets	(1,267)	133
Accounts payable	3,251	5,593
Accrued expenses	3,022	6,525
Deferred revenue	2,070	2,966
Operating lease liability	(21,025)	(19,591)
Other noncurrent assets and liabilities	(829)	(723)
Net cash provided by operating activities	118,882	117,122

Cash flows from investing activities:
Purchases of property and equipment	(163,096)	(127,868)
Acquisition of car wash operations, net of cash acquired	-	(4,985)
Proceeds from sale of property and equipment	18,454	82,622
Net cash used in investing activities	(144,642)	(50,231)

Cash flows from financing activities:
Proceeds from issuance of common stock under employee plans	2,773	4,444
Payments of tax withholding on option exercises	(19,290)	-
Proceeds from debt borrowings	925,000	-
Proceeds from revolving line of credit	92,000	-
Payments on debt borrowings	(901,201)	-
Payments on revolving line of credit	(84,000)	-
Payments of deferred financing costs	(4,525)	-
Principal payments on finance lease obligations	(362)	(324)
Net cash provided by financing activities	10,395	4,120

Net change in cash and cash equivalents and restricted cash during period	(15,365)	71,011
Cash and cash equivalents and restricted cash at beginning of period	19,119	65,222
Cash and cash equivalents and restricted cash at end of period	$3,754	$136,233

Reconciliation of cash, cash equivalents, and restricted cash to the condensed consolidated balance sheets
Cash and cash equivalents	3,609	136,095
Restricted cash, included in prepaid expenses and other current assets	145	138
Total cash, cash equivalents, and restricted cash	$3,754	$136,233

Supplemental disclosure of cash flow information:
Cash paid for interest	$39,646	$30,281
Cash paid for income taxes	$2,181	$1,500

Supplemental disclosure of non-cash investing and financing activities:
Property and equipment in accounts payable	$21,119	$14,686
Property and equipment in other accrued expenses	$-	$29,718
Proceeds from sale of property and equipment in other receivables	$-	$4,149
Payment of debt financing costs in other accrued expenses	$735	$-
Stock option exercise proceeds in other receivables	$-	$172

GAAP to Non-GAAP Reconciliations

(Amounts in thousands, except share and per share data)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Reconciliation of net income to adjusted EBITDA:
Net income	$22,091	$27,132	$38,728	$48,268
Interest expense, net	20,254	18,295	40,278	36,043
Income tax provision	12,655	7,205	21,846	13,903
Depreciation and amortization expense	20,261	16,512	39,856	33,819
(Gain) loss on sale of assets, net	2,897	(4,728)	1,364	(4,791)
Stock-based compensation expense	6,791	5,993	13,593	11,354
Acquisition expenses	548	1,280	1,113	1,739
Non-cash rent expense	1,495	1,184	2,982	2,214
Loss on extinguishment of debt	-	-	1,882	-
Employee retention credit	-	-	(5,189)	-
Other	1,700	987	7,411	2,287
Adjusted EBITDA	$88,692	$73,860	$163,864	$144,836

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Reconciliation of net income to adjusted net income:
Net income	$22,091	$27,132	$38,728	$48,268
(Gain) loss on sale of assets, net	2,897	(4,728)	1,364	(4,791)
Stock-based compensation expense	6,791	5,993	13,593	11,354
Acquisition expenses	548	1,280	1,113	1,739
Non-cash rent expense	1,495	1,184	2,982	2,214
Loss on extinguishment of debt	-	-	1,882	-
Employee retention credit	-	-	(5,189)	-
Other	1,700	987	7,411	2,287
Income tax impact of stock award exercises	3,742	(1,657)	6,002	(2,173)
Tax impact of adjustments to net income	(2,480)	(1,179)	(4,515)	(3,201)
Adjusted net income	$36,784	$29,012	$63,371	$55,697
Adjusted net income per diluted share	$0.11	$0.09	$0.19	$0.17
Adjusted weighted-average common shares outstanding - diluted	328,325,135	328,283,353	329,168,640	327,951,399